EXHIBIT 99.1

Palatin Reports First Quarter Fiscal Year 2022 Results
and Provides Corporate Update

•	Phase 3 Pivotal Study of PL9643 in Patients with Dry Eye Disease Expected to Start December 2021 with Top-Line Results Expected in the Second Half Calendar 2022

•	Phase 2 Clinical Study of PL8177 in Patients with Ulcerative Colitis Currently Expected to Start First Half Calendar 2022 with Top-Line Results Expected in the Second Half Calendar 2022

•	Vyleesi® Sales Metrics Improving – Net Sales Up 98%, Net Revenue per Prescription Dispensed Up 45%, Over Prior Quarter

•	$53.4 Million in Cash and Cash Equivalents at September 30, 2021 – Projected Cash Runway Through Calendar 2022

•	Teleconference and Webcast Today at 9:30 a.m. Eastern Time

CRANBURY, N.J., November 15, 2021 /PRNewswire/ -- Palatin Technologies, Inc., (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin peptide receptor systems, today announced results for its first fiscal quarter ended September 30, 2021.

“I am excited with the significant advancement of our melanocortin agonist programs and their differentiating product profiles, which include the expected initiation of a Phase 3 pivotal study of PL9643 in patients with dry eye disease next month, and a Phase 2 clinical trial of PL8177 for ulcerative colitis in the first half of calendar year 2022,” stated Carl Spana, Ph.D., President and CEO of Palatin.

“Regarding Vyleesi, our measured plan is showing positive trends for our targeted value metrics with net revenue up 98% and net revenue per prescription up 45% over the prior quarter ended June 30, 2021,” concluded Dr. Spana.

Recent Highlights and Upcoming Events

•	Anti-Inflammatory / Autoimmune Programs

–	PL9643 melanocortin agonist for the treatment of dry eye disease (DED):

•	Palatin remains on track to initiate its pivotal Phase 3 clinical program in DED patients in December 2021, with data readout expected in the second half of calendar year 2022.

•	Presented Phase 2 clinical trial results for PL9643 in DED at the American Society of Cataract and Refractive Surgery (ASCRS) Annual Meeting.

•	Presented Phase 2 clinical trial results for PL9643 in DED and preclinical data in retinal disease, at the Association for Research in Vision and Ophthalmology (ARVO) 2021 Annual Meeting.

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–	PL8177 melanocortin agonist for the treatment of ulcerative colitis:

•

A Phase 2 oral formulation study of PL8177 in ulcerative colitis is currently scheduled to start in the first half of calendar year 2022, with data readout expected in the second half of calendar year 2022.

–	Conducted a Featured Speaker presentation on Vyleesi and two poster presentations of PL9643 and PL8177 at the TIDES USA hybrid conference.

–	Hosted a Key Opinion Leader webinar on melanocortin agonists for treating ocular indications, with a primary focus on PL9643 and data from the Company’s recently completed Phase 2 clinical trial for dry eye disease. Introduced the Company’s growing portfolio of melanocortin agonists to treat the harmful effects of inflammation in the eye.

–	Presented the protective effects of PL8331 and PL9654 in mouse models of retinopathy, at the 2021 Annual Meeting of the American Society of Retina Specialists (ASRS). Awarded “Top Ten Poster” Designation.

•	Research and Development Infrastructure: Strengthened R&D department with key appointments who have demonstrated a high-level of expertise in their fields to support the advancement of our development programs.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

–	For the quarter ended September 30, 2021:

•

Gross product sales increased 18%, net revenue increased 98%, net revenue per prescription dispensed increased 45%, despite a 13% decrease in total prescriptions dispensed, over the prior quarter ended June 30, 2021.

•	Market access, reimbursement coverage, and refill rates increased over the prior quarter ended June 30, 2021.

–	Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com

First Quarter Ended Fiscal Year 2022 Financial Results

Revenue

Total net revenues consist of gross product sales of Vyleesi, net of allowances and accruals.

Vyleesi gross product sales for the quarter ended September 30, 2021, amounted to $1.4 million, with net product revenue of $159,482, compared to gross product sales for the period July 25 (the date Palatin regained North American rights to Vyleesi) to September 30, 2020, of $809,100, with negative net product revenue of $(288,560).

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Operating Expenses

Total operating expenses for the quarter ended September 30, 2021, were $7.4 million, compared to $3.7 million for the comparable quarter of 2020.

The increase in operating expenses was primarily due to the gain of $1.6 million (which reduced expenses) recorded during the quarter ended September 30, 2020, as a result of the Vyleesi Termination Agreement with AMAG Pharmaceuticals, and secondarily to increased commercial expenses related to Vyleesi.

Cash Flows

Palatin’s net cash used in operations for the quarter ended September 30, 2021, was $6.4 million, compared to net cash provided by operations of $3.8 million for the same period in 2020. The difference is due to the cash received in excess of the gain on termination of the Vyleesi agreement with AMAG.

Net Loss

Palatin’s net loss for the quarter ended September 30, 2021, was $7.1 million, or $0.03 per basic and diluted common share compared to a net loss of $3.9 million or $0.02 per basic and diluted common share for the same period in 2020.

The difference between the quarter ended September 30, 2021, and the quarter ended September 30, 2020, was primarily due to the gain of $1.6 million recorded during the quarter ended September 30, 2020, as a result of the Vyleesi Termination Agreement with AMAG Pharmaceuticals and secondarily to increased commercial expenses related to Vyleesi.

Cash Position

As of September 30, 2021, Palatin’s cash and cash equivalents were $53.4 million with $0.9 million of accounts receivable, compared to cash and cash equivalents of $60.1 million with $1.6 million of accounts receivable, as of June 30, 2021.

Based on its current operating plan, Palatin believes that existing cash and cash equivalents will be sufficient to fund currently anticipated operating expenses through calendar year 2022.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on November 15, 2021, at 9:30 a.m. Eastern Time to discuss the quarter ended September 30, 2021, results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-877-614-0009 (US/Canada) or 1-856-344-9283 (international), conference ID 3594800. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (international), passcode 3594800. The webcast and telephone replay will be available through November 22, 2021.

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About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor ("MCr") system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin's ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

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Palatin Investor Inquiries:	Palatin Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2021	2020

REVENUES
Product revenue, net	$159,482	$(288,560)
	159,482	(288,560)
OPERATING EXPENSES
Cost of products sold	53,933	25,200
Research and development	3,484,764	2,923,851
Selling, general and administrative	3,836,542	2,331,606
Gain on license termination agreement	-	(1,623,795)
Total operating expenses	7,375,239	3,656,862

Loss from operations	(7,215,757)	(3,945,422)

OTHER INCOME (EXPENSE)
Investment income	1,410	12,135
Foreign currency gain	107,359	-
Interest expense	(5,631)	(7,489)
Total other income, net	103,138	4,646

NET LOSS	$(7,112,619)	$(3,940,776)

Basic and diluted net loss per common share	$(0.03)	$(0.02)
Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	238,233,063	236,345,862

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$53,421,179	$60,104,919
Accounts receivable	914,015	1,580,443
Inventories	1,108,067	1,162,000
Prepaid expenses and other current assets	2,946,797	3,059,679
Total current assets	58,390,058	65,907,041

Property and equipment, net	140,022	94,817
Right-of-use assets	1,146,332	1,237,813
Other assets	56,916	56,916
Total assets	$59,733,328	$67,296,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$762,817	$640,650
Accrued expenses	4,991,164	5,797,378
Short-term operating lease liabilities	353,925	351,853
Other current liabilities	3,679,852	3,721,907
Total current liabilities	9,787,758	10,511,788

Long-term operating lease liabilities	808,840	900,520
Other long-term liabilities	6,167,603	6,232,907
Total liabilities	16,764,201	17,645,215

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; shares issued and outstanding designated as follows:
Series A Convertible: authorized 264,000 shares: issued and outstanding 4,030 shares as of September 30, 2021 and June 30, 2021	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 231,301,673 shares as of September 30, 2021 and 230,049,691 shares as of June 30, 2021	2,313,017	2,300,497
Additional paid-in capital	399,564,086	399,146,232
Accumulated deficit	(358,908,016)	(351,795,397)
Total stockholders’ equity	42,969,127	49,651,372
Total liabilities and stockholders’ equity	$59,733,328	$67,296,587